Exhibit 99.2

CONTACT:
Jason Grimley
Spelling Communications
jasongrimley@spellcom.com
323-309-8714

Minerco’s Level 5 Awards VitaminFIZZ® Distribution Deal to Avanzar

VitaminFIZZ® Set to Appear on Retailers’ Shelves in Southern California

HOUSTON, TX – September 3, 2014 -- Level 5 Beverage Company, Inc., a subsidiary of Minerco Resources, Inc. (OTCQB: MINE), has received its initial commercial purchase order from Avanzar Sales and Distribution to supply the new zero-calorie formula of VitaminFIZZ® in the Southern California and Arizona retail marketplace. Consumers should expect to see VitaminFIZZ on retailers’ shelves throughout Southern California in September.

"We are very excited to continue our partnership with Level 5 Beverage,” said Bill Juarez, President of Avanzar.  “We believe the progressive line of VitaminFIZZ functional waters will perfectly fill the needs of the Southern California consumer.”

Headquartered in Brea, California, Avanzar Sales and Distribution specializes in working with early stage, fast moving consumer brands to develop and implement sales and distribution strategies. The company has a national reach and maintains a regional in-house Direct Store Delivery (DSD) operation servicing Southern California and Arizona. Avanzar distributes products to some of the most trusted retailers in the United States, including Kroger, 7-Eleven, Kmart, Safeway, Walgreens, Whole Foods, and Albertsons.

“After initial sales success both online and in the New York Market, we can now expand our efforts to the West Coast,” said V. Scott Vanis, Minerco's Chairman and CEO. “The Avanzar team are specialists in emerging brands and functional beverages, which makes them the perfect partner to create major inroads for VitaminFIZZ in the Southern California Market from Santa Barbara to San Diego."

About Minerco Resources, Inc.
Minerco Resources, Inc. (OTCQB: MINE) is the parent company of Level 5 Beverage Company, Inc. (Level 5), a specialty beverage company which develops, produces, markets and distributes a diversified portfolio of forward-thinking, good-for-you consumer brands. The Level 5 brand umbrella includes: VitaminFIZZ®, Vitamin Creamer®, Coffee Boost™, The Herbal Collection™ and LEVEL 5®. http://minercoresources.com.

Public Disclosure
Details of the Company's business, finances and agreements can be found as part of the Company's continuous public disclosure as a fully reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information, please visit: http://www.minercoresources.com. The above statements have not been evaluated by the Food and Drug Administration (FDA). These products are not intended to diagnose, treat, cure or prevent any disease.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

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